Exhibit 99.1

Q3 2009 Earnings Call Friday October 30, 2009 10:00 a.m. ET Dial In: (888) 428-4479 (U.S.) (612) 332-0107 (Int’l) Passcode: 118502 “Let Hertz put you in the driver’s seat.”

Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of October 30, 2009 and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Third Quarter 2009 results issued on October 29, 2009, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2008 Form 10-K and on the Company’s quarterly report on Form 10-Q for the 3 months ended June 30, 2009. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department. 2

Non-GAAP Measures Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following non-GAAP measures will be used in the presentation: 3 Adjusted Depreciation of REE Profit Retention Adjusted SGA Same Store Revenue Growth Adjusted DOE Rental Related Revenue Monthly Adjusted Pre-Tax Profit Per Unit Equipment Rental and Corporate Restricted Cash Per Transaction (RPT) Car Rental Rate Revenue Total Net Debt Transaction Day (RPD) and Car Rental Rate Revenue Per Net Fleet Debt Car Rental Rate Revenue, Net Corporate Debt Flow After Fleet Growth Levered After-Tax Cash Adjusted Diluted Earnings Per Share Flow Before Fleet Growth Adjusted Net Income Levered After-Tax Cash Adjusted Pre-Tax Income Total Net Cash Flow Corporate EBITDA with Fleet Debt Restricted Cash Associated EBITDA

Today’s Agenda Industry & Strategic Overview Mark Frissora, Chairman and CEO Financial & Operating Results Overview Elyse Douglas, Executive VP and CFO Outlook Mark Frissora, Chairman and CEO Question & Answer Session 4

Q3 2009 Financial Results Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. 5 ($157.7) $70.8 Total Net Cash Flow ($335.1) $369.1 Levered After-Tax Cash Flow After Fleet Growth $0.33 $0.31 Adjusted Diluted Earnings per Share +0.4% 16.0% $386.7 19.0% $388.1 Corporate EBITDA +17.5% 4.4% $106.0 6.1% $124.5 Adjusted Net Income +15.5% 7.0% $169.1 9.6% $195.3 Adjusted Pre-Tax Income YoY Change Margin Q3 2008 Margin Q3 2009 Non-GAAP $921.2 $608.8 Net Cash Provided By Operating Activities $0.05 $0.15 Diluted Earnings per Share +264.4% 0.7% $17.7 3.2% $64.5 Net Income +189.3% 1.1% $26.2 3.7% $75.8 Pre-Tax Income $2,421.9 $2,041.4 Revenue YoY Change Margin Q3 2008 Margin Q3 2009 GAAP ($ in millions, except per share calculations)

Q3 2009 Consolidated Highlights Significantly increased Q309 profit margins to highest level since Q307 Adjusted Pre-Tax margin: 9.6%, up 260bps YoY Corporate EBITDA margin: 19%, up 300bps YoY Adjusted Depreciation of REE: down 15.6% YoY Adjusted DOE: down 15.9% YoY Adjusted SGA: down 19.4% YoY Process improvements deliver $174 million in savings for Q309 $535 million YTD On pace to save $620 million, up from prior estimate of $570 million for FY09 Strategic fleet management Back office re-engineering Organizational optimization Profit retention improved to 107% 6 *Formula: [ 1 - (change in Adj PreTax / change in Revenues) ] 86% 107% Profit Retention* ($520.8) ($380.5) $2,421.9 $2,041.4 Revenues ($73.6) $26.2 $169.1 $195.3 Adjusted Pre-Tax Q2 09 vs Q2 08 Change Q3 08 Q3 09 ($ in millions)

Rent-A-Car Commentary Worldwide RAC Adjusted pre-tax margin: 14.7%, up 630bps YoY Only 50bps lower than pre-recession Q3 2007 margin of 15.2% WW RAC adjusted depreciation of REE: down 15.6% YoY US RAC Adjusted pre-tax margin +800bps YoY 4.8% increase in rental length YoY, drives improved fleet utilization 1.2% improvement in revenue per transaction 398bps improvement in fleet efficiency, fleet units lower by 8.6% 11.9% improvement in monthly depreciation per vehicle, expected to continue Strong domestic used car market Generated $2 million in worldwide car sales gains Sold 23% less risk cars versus Q308 Advantage RAC results exceeding expectations 12% decline in field labor costs vs. 8.4% decline in transactions, drives labor efficiency Advanced booking trends encouraging, visibility through end of year Commercial transaction weakness improving: Q309 down 13.6% vs. down 21.8% in Q209 Renewed AAA thru 2015, largest exclusive partnership with annual revenues ~$500 mln 7

Europe RAC Commentary Adjusted pre-tax margins: up 410bps YoY (constant FX) Streamline & consolidate regional operations Delayer organization & centralize work Pace of improvement lags US RAC Transaction days lower by 8% vs. US RAC’s 4% decline Used car market remains weak across continent Tightly fleeted in Q3, improving fleet efficiency 10% lower fleet size YoY, 1.5% increase in rental length 1.2% improvement in revenue per transaction 177bps increase in fleet efficiency to 81.6% YoY, up 467bps from Q209 8

Equipment Rental Commentary (HERC) Volumes stabilizing: -28.7% YoY vs. -29.8% YoY in Q209 Industry continues to be over-fleeted with competitors pricing irrationally HERC Q3 pricing pressure continues: -8.6% YoY Residual values at auction down 25% YoY, industry holding fleet Reinforcing pricing discipline , growing existing accounts & generating new business RailMarketPlace, DuPont, Mosaic, HERC Entertainment Services Corporate EBITDA maintained at 40+% despite 30+% revenue decline 9 HERC Corporate EBITDA Margins

Revenue Opportunities U.S. pre-paid rental program – launched December 2008 $26 million in revenue Q309 3% growth from Q209 to Q309 $62 million in revenue since launch Connect by Hertz (car sharing): 10,000+ members worldwide 1 way rentals from NYC to JFK, LaGuardia, Newark starting Jan 1 2010 U.S. multi-month rentals: 29% higher revenue YoY Advantage Rent-A-Car (leisure brand): 22 locations currently in operation Acquired 20 locations (only 4 open) in April Expect to double locations to over 50 in 2010 Increase efficiencies and introduce new value customer focused products Yield Management Optimize mix – richer mix of fleet (BWM, Mercedes, Audi, etc.) Ancillary revenue – GPS, DVD players, ski racks, child seats 10 Diversification of revenue sources provide long-term competitive advantage

Long Term Profitable Growth 11 Full service rental provider fulfilling needs of business, leisure, insurance-replacement, hourly and leasing customers Monthly adjusted pre-tax profit per unit is the ultimate measure of our ability to drive high profitability across our diverse business segments in a dynamic industry environment by managing price, mix, volume, costs and asset utilization. (1) Incorporates price, mix & utilization 70.4% $ 79.9 $ 113.5 $ 193.4 Monthly Adjusted Pre-Tax Profit/Unit -9.3% (45,500) 490,700 445,200 Average cars operated in quarter 54.6% $ 91.2 $ 167.1 $ 258.3 WW RAC Adjusted Pretax Income ($ in millions) % Change $ Change Q3 2008 Q3 2009 WW RAC

Profitable Mix 12 Off airport’s contribution margin per day higher than on airport’s 2 day business rental Leisure weekly has higher contribution margin per day than business rental Higher contribution margin per day business is the lower RPD business All rental types are positively contributing to profitability (1) [RPD Less Variable Costs (Fleet, DOE, SGA)] / RPD 15% 50% 25% Contribution Per Day - Margin(1) $ 139 $ 378 $ 312 Revenue Per Transaction 2.0 8.0 12.0 Rental Length (Days) $ 69.60 $ 47.25 $ 25.99 Revenue Per Day $ 21,300 $ 19,600 $ 15,800 Example: Cap Cost Full Size Mid-Size Compact Vehicle Rented Day Rental Rental Replacement Business 1-2 Leisure Insurance Airport Off Airport US RAC Impact of RPD/Length on Profitability

U.S. RAC Avg. Weekly Pricing – Leisure On Airport 3Q09 $408 3Q08 $317 $408 $316 $398 $366 $363 $320 $316 $304 $279 $278 $218 $209 HTZ & ERAC Spread: $99 Speed, Selection & Service $309 $194 HTZ & ERAC Spread: $123 Source: Travelocity top 30 leisure markets 13

2010 Refinancing Update 14 COMPLETED COMPLETED US VFN Margin: 250 bps Adv. rate: 67% Aa1 rated (Moody’s) Due 2012 US 3 & 5 year ABS Term Notes Fixed interest: $500 mln 3 Yr: 4.26% $700 mln 5 Yr: 5.29% Adv. rate: 66% Aaa rated (Moody’s) Due 2013 & 2015 ($ in Billions) Oversubscription and favorable interest rates demonstrate market’s confidence in Hertz’s strong credit and fleet collateral UPDATE: Incremental interest expense now expected to be ~$90 to $125 million

Financing Cost Improvements 15 Interest cost savings of 49 basis points per annum (2) Assumes 2009 dollar weighted mix of 42% 3 year and 58% 5 year notes (1) Includes coupon, monoline fees (2005 Series only), excludes underwriting fees 4.91% Blended Rate (2) 5.40% Blended Rate (2) 5.29% 5.35% 5 Year 5.38% 5.45% 5 Year 4.26% 4.30% 3 Year 5.20% 5.26% 3 Year Coupon Annual Yield (1) Tenor Coupon Annual Yield (1) Tenor 2009 Series 2005 Series

Q309 Consolidated Financial Results Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. Foreign Currency Effect Adversely impacted 3Q09 total revenue by $55.6mm YoY Primary currencies: Euro, British pound, Canadian dollar 16 ($157.7) $70.8 Total Net Cash Flow ($335.1) $369.1 Levered After-Tax Cash Flow After Fleet Growth $0.33 $0.31 Adjusted Diluted Earnings per Share +0.4% 16.0% $386.7 19.0% $388.1 Corporate EBITDA +17.5% 4.4% $106.0 6.1% $124.5 Adjusted Net Income +15.5% 7.0% $169.1 9.6% $195.3 Adjusted Pre-Tax Income YoY Change Margin Q3 2008 Margin Q3 2009 Non-GAAP $921.2 $608.8 Net Cash Provided By Operating Activities $0.05 $0.15 Diluted Earnings per Share +264.4% 0.7% $17.7 3.2% $64.5 Net Income +189.3% 1.1% $26.2 3.7% $75.8 Pre-Tax Income $2,421.9 $2,041.4 Revenue YoY Change Margin Q3 2008 Margin Q3 2009 GAAP ($ in millions, except per share calculations)

Rent-A-Car Stats 17 +3.6% -9.1% +1.6% -5.8% -1.9% -7.6% Worldwide +3.4% -15.7% +8.3% -12.8% +4.8% -8.7% Other Int'l +1.5% -9.3% +1.2% -8.0% -0.2% -8.2% Europe +4.8% -8.4% +1.2% -4.0% -3.4% -7.3% US RAC Length (Days) Transactions Revenue Per Transaction Transaction Days RPD Rental Rate Revenue Q3 09 vs Q3 08

Worldwide Rent-A-Car Worldwide RAC Adjusted pre-tax margin: 14.7% in Q309 on 11.5% lower revenue Improved leisure demand in U.S. & EU RAC Reduced total adjusted DOE & SGA by 14.4% YoY Corporate EBITDA margin: 16% in Q309, up 630 bps YoY U.S. Rent-A-Car Expanded adjusted pre-tax margins YoY Expense reduction in line with volume Advantage RAC acquisition - Captures higher leisure demand Preserves classic Hertz’s premium service Europe Rent-A-Car Expanded adjusted pre-tax margins to double digits YoY Operating expenses reduced in line with demand - 10.3% increase in labor productivity from restructuring Closed or consolidated net 9 underperforming locations across Europe 18 7.7 9.6 Average Age (months) Total Fleet 57.9% 63.4% Risk % Worldwide 7.1 9.2 Average Age (months) Total Fleet 54.9% 58.4% Risk % International 8.0 9.9 Average Age (months) Total Fleet 59.4% 66.0% Risk % US Q308 Q309 Fleet Age & Mix

Rent-A-Car Fleet Efficiency Fleet efficiency: % of days car is rented compared with avg. number vehicles available to rent. Formula: ((Annualized Transaction Days / 365) / Average Fleet)) 19 Lower Average Worldwide Fleet Tightly Fleeted Relative to Demand Worldwide fleet efficiency up 301 bps YoY Worldwide average fleet: -9.3% YoY Transaction days: -5.8% YoY Strategic fleet management, fleet planning, use of non-auction sales channels drives improved efficiency Improved efficiency = increased return on investment RAC Fleet Efficiency % change YoY

Rent-A-Car Fleet Depreciation US RAC Risk Car Residuals (Age adjusted) 20 US RAC Monthly Depreciation Per Car Worldwide monthly car rental depreciation lower by 7% YoY US fleet costs down 11.9% YoY, improving steadily since Q408 Strategic fleet management strategy lowers 2010 fleet life-cycle holding costs Manheim Index: +21% YTD and +6.9% YoY in September 37% of risk car sales in US through non-auction channels (Rent2Buy & Dealer Direct) Europe’s monthly net depreciation per car still higher YoY Total car cost (including fleet interest) improved by 3.7% YoY

Hertz Equipment Rental Q309 Revenue -35.2% YoY, or -33.9% (FX-adjusted) Pricing still pressured: -8.6% vs. -7.4% in Q209 Volume stabilized: -28.7% vs. -29.8% in Q209 Focused cost management Work hours reduced, furloughs mandated Closed or consolidated 52 underperforming locations Revenue diversification strategy Irving Industrial acquisition Entertainment & Energy Services Opening RAC facilities at HERC locations 21 Worldwide HERC Total HERC Headcount Total HERC Locations -7% -24% 20.9% 21.4% Industrial 31.6% 35.4% Fragmented 47.5% 43.2% Construction Q308 Q309 North America Revenue Diversification

Hertz Equipment Rental Equipment fleet (1st cost) -14.1% Sept 30 2009 vs. Sept 30 2008 Residual markets (August OLV Rouse Data): -17% YoY, payback on sale 2.5 years. Average fleet age: 42.5 months, +2 months from Q209 Able to age fleet to mid 40s due to longer life cycle of industrial fleet 22 WW HERC Fleet Size -14.1% ($ in millions) Presented on constant currency basis $48 ($54) ($6) Total REE Procceds $91 ($115) ($24) Sales ($43) $61 $18 Purchases Change Q3 2008 Q3 2009 ($ in millions) HERC Fleet Additions & Deletions

Restructuring | Taxes Restructuring & restructuring-related charges $47.1mm Q309 of which $34.9mm was cash Headcount reductions, location closings, losses incurred on sale of excess equipment Europe Rent-A-Car restructuring Q309 tax provision: $6.9 million Q309 effective tax rate: 9.0% Q309 cash taxes paid: $6.7 million Estimated FY09 cash taxes: $30 - $33 million FY09 expected GAAP effective tax rate: 23% - 27% 23

Corporate Covenants Full compliance with all corporate covenants 4.39x (Max 5.50x) on consolidated leverage ratio 2.56x (Min 2.00x) on interest coverage ratio NOTE: Covenant calculations do not include Convertible Notes issued under Hertz Global Holdings in May 2009, since covenants only apply to The Hertz Corporation results. 24 2.25x 2.00x 2.00x 2.25x 2.25x 2.00x (Min) Interest Coverage Ratio 4.75x 5.25x 5.25x 4.75x 5.00x 5.50x (Max) Leverage Ratio Q4 Q3 Q2 Q1 Q4 Q3 2010 - 2012 2009 Corporate Debt Covenants

Corporate Liquidity @ 9/30/09 ($ in millions) Unrestricted Cash: $ 926.7 Corporate Revolver: 1,013.2 Corporate Liquidity: $1,939.9 Strong Cash Flow & Liquidity 25 -14% ($ in millions) Net working capital days -19.5 days vs. -16.8 days in Q308 $262.9 mln - Adv. Rate change (67% Q209 to 72% Q309) $209.8 mln - Working Capital $200.0 mln - Sponsor Equity Primary cash flow drivers: $ 704.2 $(335.1) $ 369.1 $ 228.5 $(157.7) $ 70.8 Change Q3 08 Q3 09 Change Q3 08 Q3 09 Cash Flow After Fleet Growth Total Net Cash Flow Levered After-Tax ($ in millions)

Current Trends & Outlook US RAC rental volumes turning positive YoY Upward trend in demand maintained Commercial YOY transaction volume +820 bps better in Q3 vs. Q2, with slower pace of decline seen in October vs. September Expecting fleet levels flat to up 1% - 2%, transaction days slightly higher by year end Continued improvement in US monthly depreciation per car, expect to be approximately 4% down by year end for FY09 Europe RAC leisure demand looks stable through year end Used car demand expected to be weak, but able to competitively age existing fleet Restructuring efforts continuing to drive adjusted pre-tax profitability in Q4 HERC seeing signs of stabilized demand Pricing pressure appears to have stabilized since end of Q3 26

27 Updated Guidance Guidance updated based on positive developments Trends better than expected, especially in US RAC Economist’s Q4 GDP expectations higher due to strong 3rd quarter results *Based on normalized tax rate of 34% and 407.7 million shares $0.12 to $0.15 $0.21 to $0.23 Adjusted diluted EPS* $100 mln to $120 mln $155 mln to $165 mln Adjusted pre-tax income $900 mln to $935 mln $950 mln to $960 mln Corporate EBITDA $6.7 bln to $7.0 bln $7.0 bln to $7.1 bln Total Revenues Previous Guidance Updated Guidance

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	September 30,		of Total Revenues
	2009	2008	2009	2008
Total revenues	$2,041.4	$2,421.9	100.0%	100.0%

Expenses:
Direct operating	1,118.6	1,351.8	54.8%	55.8%
Depreciation of revenue earning equipment	499.1	595.0	24.4%	24.5%
Selling, general and administrative	179.7	234.3	8.8%	9.7%
Interest expense	169.3	220.1	8.3%	9.1%
Interest and other income, net	(1.1)	(5.5)	—%	(0.2)%
Total expenses	1,965.6	2,395.7	96.3%	98.9%
Income before income taxes	75.8	26.2	3.7%	1.1%
Provision for taxes on income	(6.9)	(2.9)	(0.3)%	(0.2)%
Net income	68.9	23.3	3.4%	0.9%
Less: Net income attributable to noncontrolling interest	(4.4)	(5.6)	(0.2)%	(0.2)%
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$64.5	$17.7	3.2%	0.7%

Weighted average number of shares outstanding:
Basic	407.4	322.9
Diluted	425.2	322.9

Earnings per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.16	$0.05
Diluted	$0.15	$0.05

	Nine Months Ended		As a Percentage
	September 30,		of Total Revenues
	2009	2008	2009	2008
Total revenues	$5,360.8	$6,736.3	100.0%	100.0%

Expenses:
Direct operating	3,062.5	3,801.8	57.1%	56.4%
Depreciation of revenue earning equipment	1,468.2	1,658.7	27.4%	24.6%
Selling, general and administrative	488.0	595.8	9.1%	8.9%
Interest expense	498.3	637.1	9.3%	9.5%
Interest and other income, net	(52.6)	(20.4)	(1.0)%	(0.3)%
Total expenses	5,464.4	6,673.0	101.9%	99.1%
Income (loss) before income taxes	(103.6)	63.3	(1.9)%	0.9%
Benefit (provision) for taxes on income	19.9	(36.0)	0.3%	(0.5)%
Net income (loss)	(83.7)	27.3	(1.6)%	0.4%
Less: Net income attributable to noncontrolling interest	(11.4)	(16.1)	(0.2)%	(0.2)%
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(95.1)	$11.2	(1.8)%	0.2%

Weighted average number of shares outstanding:
Basic	358.5	322.6
Diluted	358.5	322.6

Earnings (loss) per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$(0.27)	$0.03
Diluted	$(0.27)	$0.03

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,041.4	$—		$2,041.4	$2,421.9	$—		$2,421.9

Expenses:
Direct operating	1,118.6	(46.1	)(a)	1,072.5	1,351.8	(76.8	)(a)	1,275.0
Depreciation of revenue earning equipment	499.1	(2.0	)(b)	497.1	595.0	(6.1	)(b)	588.9
Selling, general and administrative	179.7	(22.9	)(c)	156.8	234.3	(39.8	)(c)	194.5
Interest expense	169.3	(48.5	)(d)	120.8	220.1	(20.2	)(d)	199.9
Interest and other income, net	(1.1)	—		(1.1)	(5.5)	—		(5.5)
Total expenses	1,965.6	(119.5)		1,846.1	2,395.7	(142.9)		2,252.8
Income before income taxes	75.8	119.5		195.3	26.2	142.9		169.1
Provision for taxes on income	(6.9)	(59.5	)(e)	(66.4)	(2.9)	(54.6	)(e)	(57.5)
Net income	68.9	60.0		128.9	23.3	88.3		111.6
Less: Net income attributable to noncontrolling interest	(4.4)	—		(4.4)	(5.6)	—		(5.6)
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$64.5	$60.0		$124.5	$17.7	$88.3		$106.0

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$5,360.8	$—		$5,360.8	$6,736.3	$—		$6,736.3

Expenses:
Direct operating	3,062.5	(126.3	)(a)	2,936.2	3,801.8	(156.8	)(a)	3,645.0
Depreciation of revenue earning equipment	1,468.2	(11.7	)(b)	1,456.5	1,658.7	(15.7	)(b)	1,643.0
Selling, general and administrative	488.0	(52.6	)(c)	435.4	595.8	(48.6	)(c)	547.2
Interest expense	498.3	(121.2	)(d)	377.1	637.1	(56.4	)(d)	580.7
Interest and other income, net	(52.6)	48.5	(f)	(4.1)	(20.4)	—		(20.4)
Total expenses	5,464.4	(263.3)		5,201.1	6,673.0	(277.5)		6,395.5
Income (loss) before income taxes	(103.6)	263.3		159.7	63.3	277.5		340.8
Benefit (provision) for taxes on income	19.9	(74.2	)(e)	(54.3)	(36.0)	(79.9	)(e)	(115.9)
Net income (loss)	(83.7)	189.1		105.4	27.3	197.6		224.9
Less: Net income attributable to noncontrolling interest	(11.4)	—		(11.4)	(16.1)	—		(16.1)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(95.1)	$189.1		$94.0	$11.2	$197.6		$208.8

(a)    Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the three months ended September 30, 2009 and 2008, also includes restructuring and restructuring related charges of $26.4 million and $60.3 million, respectively. For the nine months ended September 30, 2009 and 2008, also includes restructuring and restructuring related charges of $73.4 million and $98.7 million, respectively. For the three and nine months ended September 30, 2009, also includes gasoline hedge gains of $0.1 million and $5.0 million, respectively. For the three months ended September 30, 2008, also includes vacation accrual adjustments of $2.4 million.

(b)    Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)    Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended September 30, 2009 and 2008, also includes restructuring and restructuring related charges of $20.7 million and $24.7 million, respectively. For the nine months ended September 30, 2009 and 2008, also includes restructuring and related charges of $45.4 million and $49.5 million, respectively. For the three and nine months ended September 30, 2009, also includes interest rate cap losses of $2.0 million and $2.0 million, respectively. For the three months ended September 30, 2008, also includes vacation accrual adjustment of $0.1 million. For the three and nine months ended September 30, 2008, also includes interest rate swaption loss of $15.0 million and gain of $2.8 million, respectively. For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)    Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three and nine months ended September 30, 2009, also includes $22.4 million and $52.2 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments. For the three and nine months ended September 30, 2008, also includes $2.8 million and $7.8 million, respectively, associated with the ineffectiveness of our interest rate swaps.

(e)    Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2009 and 2008).

(f)    Represents a gain (net of transaction costs) recorded in connection with the buyback of portions of our Senior Notes and Senior Subordinated Notes during the nine months ended September 30, 2009.

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Car rental	$1,757.7	$1,986.5	$4,515.3	$5,442.8
Equipment rental	280.5	433.1	837.0	1,287.4
Other reconciling items	3.2	2.3	8.5	6.1
	$2,041.4	$2,421.9	$5,360.8	$6,736.3

Depreciation of property and equipment:
Car rental	$28.2	$30.0	$86.6	$94.6
Equipment rental	9.3	11.2	28.3	32.3
Other reconciling items	1.7	1.5	4.8	4.6
	$39.2	$42.7	$119.7	$131.5

Amortization of other intangible assets:
Car rental	$8.6	$8.4	$25.2	$25.4
Equipment rental	8.2	8.1	24.5	24.3
Other reconciling items	0.2	—	0.4	—
	$17.0	$16.5	$50.1	$49.7

Income (loss) before income taxes:
Car rental	$174.2	$85.8	$164.4	$209.4
Equipment rental	3.0	26.9	(23.5)	118.5
Other reconciling items	(101.4)	(86.5)	(244.5)	(264.6)
	$75.8	$26.2	$(103.6)	$63.3

Corporate EBITDA (a):
Car rental	$281.8	$193.2	$444.5	$439.4
Equipment rental	117.5	199.7	348.6	578.5
Other reconciling items	(11.2)	(6.2)	(32.4)	(31.7)
	$388.1	$386.7	$760.7	$986.2

Adjusted pre-tax income (loss) (a):
Car rental	$258.3	$167.1	$368.4	$355.8
Equipment rental	25.2	81.1	50.6	225.9
Other reconciling items	(88.2)	(79.1)	(259.3)	(240.9)
	$195.3	$169.1	$159.7	$340.8

Adjusted net income (loss) (a):
Car rental	$170.5	$110.3	$243.1	$234.8
Equipment rental	16.6	53.5	33.4	149.1
Other reconciling items	(62.6)	(57.8)	(182.5)	(175.1)
	$124.5	$106.0	$94.0	$208.8

Adjusted diluted number of shares outstanding (a)	407.7	325.5	407.7	325.5

Adjusted diluted earnings per share (a)	$0.31	$0.33	$0.23	$0.64

(a)                                  Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Note:                 “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Nine	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of Sept. 30,	prior year	of Sept. 30,	prior year
	2009	period	2009	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	6,482	(9.1)%	18,392	(13.1)%
Domestic	4,629	(8.4)%	13,300	(13.5)%
International	1,853	(10.9)%	5,092	(12.0)%

Worldwide transaction days (in thousands)	33,456	(5.8)%	89,293	(9.8)%
Domestic	21,705	(4.0)%	60,163	(9.3)%
International	11,751	(9.0)%	29,130	(10.9)%

Worldwide rental rate revenue per transaction day (a)	$43.98	(1.9)%	$42.89	(2.2)%
Domestic	$43.47	(3.4)%	$42.33	(2.5)%
International (b)	$44.90	0.8%	$44.04	(1.6)%

Worldwide average number of company-operated cars during period	445,200	(9.3)%	410,500	(12.2)%
Domestic	285,500	(8.6)%	272,100	(12.5)%
International	159,700	(10.4)%	138,400	(11.7)%

Worldwide revenue earning equipment, net (in millions)	$7,157.1	(15.5)%	$7,157.1	(15.5)%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$248.9	(33.6)%	$750.9	(31.9)%
Same store revenue growth, including initiatives (a) (b)	(33.4)%	N/M	(28.9)%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$2,833.7	(16.9)%	$2,888.8	(16.3)%
Revenue earning equipment, net (in millions)	$1,893.1	(21.5)%	$1,893.1	(21.5)%

Other Financial Data (in millions)

Cash flows provided by operating activities	$608.8	(33.9)%	$1,307.2	(32.3)%
Levered after-tax cash flow before fleet growth (a)	(69.4)	(89.3)%	308.5	N/M
Levered after-tax cash flow after fleet growth (a)	369.1	N/M	178.1	N/M
Total net cash flow (a)	70.8	N/M	703.6	N/M
EBITDA (a)	796.2	(10.5)%	2,021.3	(19.3)%
Corporate EBITDA (a)	388.1	0.4%	760.7	(22.9)%

Selected Balance Sheet Data (in millions)

	September 30,	December 31,
	2009	2008
Cash and cash equivalents	$926.7	$594.3
Total revenue earning equipment, net	9,050.2	8,691.5
Total assets	16,156.7	16,451.4
Total debt	10,348.4	10,972.3
Net corporate debt (a)	3,638.9	3,817.0
Net fleet debt (a)	5,378.1	5,829.6
Total net debt (a)	9,017.0	9,646.6
Total equity	2,120.9	1,488.3

(a)    Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)    Based on 12/31/08 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,757.7	$280.5	$3.2	$2,041.4	$1,986.5	$433.1	$2.3	$2,421.9
Expenses:
Direct operating and selling, general and administrative	1,083.1	189.8	25.4	1,298.3	1,279.2	289.5	17.4	1,586.1
Depreciation of revenue earning equipment	425.4	73.7	—	499.1	504.2	90.8	—	595.0
Interest expense	76.0	13.9	79.4	169.3	119.4	26.2	74.5	220.1
Interest and other income, net	(1.0)	0.1	(0.2)	(1.1)	(2.1)	(0.3)	(3.1)	(5.5)
Total expenses	1,583.5	277.5	104.6	1,965.6	1,900.7	406.2	88.8	2,395.7
Income (loss) before income taxes	174.2	3.0	(101.4)	75.8	85.8	26.9	(86.5)	26.2
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	10.4	8.8	0.5	19.7	9.9	8.7	0.5	19.1
Depreciation of revenue earning equipment	—	2.0	—	2.0	—	6.1	—	6.1
Non-cash debt charges (b)	37.7	2.2	8.6	48.5	13.5	2.6	4.1	20.2
Restructuring charges (c)	25.4	9.1	1.2	35.7	36.4	36.6	1.9	74.9
Restructuring related charges (c)	10.6	0.1	0.7	11.4	8.3	0.8	1.0	10.1
Derivative losses (c)	—	—	1.9	1.9	15.0	—	—	15.0
Management transition costs (d)	—	—	0.3	0.3	—	—	—	—
Vacation accrual adjustment (c)	—	—	—	—	(1.8)	(0.6)	(0.1)	(2.5)
Adjusted pre-tax income (loss)	258.3	25.2	(88.2)	195.3	167.1	81.1	(79.1)	169.1
Assumed (provision) benefit for income taxes of 34%	(87.8)	(8.6)	30.0	(66.4)	(56.8)	(27.6)	26.9	(57.5)
Noncontrolling interest	—	—	(4.4)	(4.4)	—	—	(5.6)	(5.6)
Adjusted net income (loss)	$170.5	$16.6	$(62.6)	$124.5	$110.3	$53.5	$(57.8)	$106.0

Adjusted diluted number of shares outstanding				407.7				325.5

Adjusted diluted earnings per share				$0.31				$0.33

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$4,515.3	$837.0	$8.5	$5,360.8	$5,442.8	$1,287.4	$6.1	$6,736.3
Expenses:
Direct operating and selling, general and administrative	2,909.0	570.7	70.8	3,550.5	3,516.8	822.5	58.3	4,397.6
Depreciation of revenue earning equipment	1,220.6	247.6	—	1,468.2	1,399.7	259.0	—	1,658.7
Interest expense	224.1	42.2	232.0	498.3	322.6	88.5	226.0	637.1
Interest and other income, net	(2.8)	—	(49.8)	(52.6)	(5.7)	(1.1)	(13.6)	(20.4)
Total expenses	4,350.9	860.5	253.0	5,464.4	5,233.4	1,168.9	270.7	6,673.0
Income (loss) before income taxes	164.4	(23.5)	(244.5)	(103.6)	209.4	118.5	(264.6)	63.3
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	29.7	26.4	1.7	57.8	30.6	26.6	1.5	58.7
Depreciation of revenue earning equipment	—	11.7	—	11.7	(0.1)	15.8	—	15.7
Non-cash debt charges (b)	91.9	6.8	22.5	121.2	37.9	8.0	10.5	56.4
Restructuring charges (c)	50.3	28.9	8.0	87.2	64.7	55.0	7.5	127.2
Restructuring related charges (c)	27.8	0.3	3.5	31.6	16.1	2.0	2.9	21.0
Derivative gains (c)	—	—	(3.0)	(3.0)	(2.8)	—	—	(2.8)
Management transition costs (d)	—	—	1.0	1.0	—	—	1.3	1.3
Third party bankruptcy reserve (d)	4.3	—	—	4.3	—	—	—	—
Gain on debt buyback (e)	—	—	(48.5)	(48.5)	—	—	—	—
Adjusted pre-tax income (loss)	368.4	50.6	(259.3)	159.7	355.8	225.9	(240.9)	340.8
Assumed (provision) benefit for income taxes of 34%	(125.3)	(17.2)	88.2	(54.3)	(121.0)	(76.8)	81.9	(115.9)
Noncontrolling interest	—	—	(11.4)	(11.4)	—	—	(16.1)	(16.1)
Adjusted net income (loss)	$243.1	$33.4	$(182.5)	$94.0	$234.8	$149.1	$(175.1)	$208.8

Adjusted diluted number of shares outstanding				407.7				325.5

Adjusted diluted earnings per share				$0.23				$0.64

(a)  Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)  Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three and nine months ended September 30, 2009, also includes $22.4 million and $52.2 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.  For the three and nine months ended September 30, 2008, also includes $2.8 million and $7.8 million, respectively, associated with the ineffectiveness of our interest rate swaps.

(c)  Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.

(d)  Amounts are included within selling, general and administrative expense in our statement of operations.

(e)  Amounts are included within interest and other income, net in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$174.2	$3.0	$(101.4)	$75.8	$85.8	$26.9	$(86.5)	$26.2
Depreciation, amortization and other purchase accounting	463.1	91.3	2.2	556.6	542.6	110.1	1.5	654.2
Interest, net of interest income	75.0	14.0	79.2	168.2	117.3	25.9	71.4	214.6
Noncontrolling interest	—	—	(4.4)	(4.4)	—	—	(5.6)	(5.6)
EBITDA	712.3	108.3	(24.4)	796.2	745.7	162.9	(19.2)	889.4
Adjustments:
Car rental fleet interest	(78.5)	—	—	(78.5)	(119.9)	—	—	(119.9)
Car rental fleet depreciation	(425.4)	—	—	(425.4)	(504.2)	—	—	(504.2)
Non-cash expenses and charges (a)	37.4	—	11.1	48.5	28.7	—	10.2	38.9
Extraordinary, unusual or non-recurring gains and losses (b)	36.0	9.2	2.1	47.3	42.9	36.8	2.8	82.5
Corporate EBITDA	$281.8	$117.5	$(11.2)	388.1	$193.2	$199.7	$(6.2)	386.7
Equipment rental maintenance capital expenditures, net				(69.0)				(80.5)
Non-fleet capital expenditures, net				(10.1)				(12.3)
Changes in working capital				(444.6)				(654.4)
Changes in other assets and liabilities				149.9				(197.0)
Unlevered pre-tax cash flow (c)				14.3				(557.5)
Corporate net cash interest				(77.0)				(86.3)
Corporate cash taxes				(6.7)				(7.7)
Levered after-tax cash flow before fleet growth (c)				(69.4)				(651.5)
Equipment rental fleet growth capital expenditures				50.2				191.0
Car rental net fleet equity requirement				388.3				125.4
Levered after-tax cash flow after fleet growth (c)				$369.1				$(335.1)

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$164.4	$(23.5)	$(244.5)	$(103.6)	$209.4	$118.5	$(264.6)	$63.3
Depreciation, amortization and other purchase accounting	1,335.2	300.7	6.2	1,642.1	1,519.7	315.6	4.6	1,839.9
Interest, net of interest income	221.3	42.2	230.7	494.2	316.9	87.4	212.4	616.7
Noncontrolling interest	—	—	(11.4)	(11.4)	—	—	(16.1)	(16.1)
EBITDA	1,720.9	319.4	(19.0)	2,021.3	2,046.0	521.5	(63.7)	2,503.8
Adjustments:
Car rental fleet interest	(229.0)	—	—	(229.0)	(322.2)	—	—	(322.2)
Car rental fleet depreciation	(1,220.6)	—	—	(1,220.6)	(1,399.7)	—	—	(1,399.7)
Non-cash expenses and charges (a)	90.8	—	27.6	118.4	49.3	—	20.3	69.6
Extraordinary, unusual or non-recurring gains and losses (b)	82.4	29.2	(41.0)	70.6	66.0	57.0	11.7	134.7
Corporate EBITDA	$444.5	$348.6	$(32.4)	760.7	$439.4	$578.5	$(31.7)	986.2
Equipment rental maintenance capital expenditures, net				(228.8)				(232.0)
Non-fleet capital expenditures, net				(45.1)				(106.5)
Changes in working capital				(271.4)				(323.1)
Changes in other assets and liabilities				336.8				(288.3)
Unlevered pre-tax cash flow (c)				552.2				36.3
Corporate net cash interest				(223.0)				(269.5)
Corporate cash taxes				(20.7)				(22.6)
Levered after-tax cash flow before fleet growth (c)				308.5				(255.8)
Equipment rental fleet growth capital expenditures				285.2				277.6
Car rental net fleet equity requirement				(415.6)				(284.6)
Levered after-tax cash flow after fleet growth (c)				$178.1				$(262.8)

Table 6 (pg. 2)

(a)	As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges. The adjustments reflect the following:

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

NON-CASH EXPENSES AND CHARGES
Non-cash amortization of debt costs included in car rental fleet interest	$37.4	$—	$—	$37.4	$13.7	$—	$—	$13.7
Non-cash stock-based employee compensation charges	—	—	9.1	9.1	—	—	6.8	6.8
Non-cash charges for public liability and property damage	—	—	—	—	—	—	3.4	3.4
Derivative losses	—	—	2.0	2.0	15.0	—	—	15.0
Total non-cash expenses and charges	$37.4	$—	$11.1	$48.5	$28.7	$—	$10.2	$38.9

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

NON-CASH EXPENSES AND CHARGES
Non-cash amortization of debt costs included in car rental fleet interest	$90.8	$—	$—	$90.8	$37.3	$—	$—	$37.3
Non-cash stock-based employee compensation charges	—	—	25.6	25.6	—	—	20.3	20.3
Derivative losses	—	—	2.0	2.0	12.0	—	—	12.0
Total non-cash expenses and charges	$90.8	$—	$27.6	$118.4	$49.3	$—	$20.3	$69.6

(b)

As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.The adjustments reflect the following:

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS
Restructuring charges	$25.4	$9.1	$1.2	$35.7	$36.4	$36.6	$1.9	$74.9
Restructuring related charges	10.6	0.1	0.7	11.4	8.3	0.8	1.0	10.1
Vacation accrual adjustment	—	—	—	—	(1.8)	(0.6)	(0.1)	(2.5)
Management transition costs	—	—	0.3	0.3	—	—	—	—
Derivative gains	—	—	(0.1)	(0.1)	—	—	—	—
Total extraordinary, unusual or non-recurring items	$36.0	$9.2	$2.1	$47.3	$42.9	$36.8	$2.8	$82.5

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS
Restructuring charges	$50.3	$28.9	$8.0	$87.2	$64.7	$55.0	$7.5	$127.2
Restructuring related charges	27.8	0.3	3.5	31.6	16.1	2.0	2.9	21.0
Third-party bankruptcy reserve	4.3	—	—	4.3	—	—	—	—
Gain on debt buyback	—	—	(48.5)	(48.5)	—	—	—	—
Derivative gains	—	—	(5.0)	(5.0)	(14.8)	—	—	(14.8)
Management transition costs	—	—	1.0	1.0	—	—	1.3	1.3
Total extraordinary, unusual or non-recurring items	$82.4	$29.2	$(41.0)	$70.6	$66.0	$57.0	$11.7	$134.7

(c)	Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:
Net cash provided by operating activities	$608.8	$921.2	$1,307.2	$1,929.9
Amortization of debt costs	(26.1)	(17.2)	(69.0)	(48.4)
Derivative gains	(2.0)	(15.0)	(2.0)	(12.0)
Loss (gain) on sale of property and equipment	(0.2)	1.8	1.1	9.4
Amortization and ineffectiveness of cash flow hedges	(22.4)	(2.8)	(52.2)	(7.8)
Stock-based compensation charges	(10.1)	(6.8)	(26.6)	(20.3)
Asset writedowns	(13.4)	(23.5)	(26.5)	(34.1)
Noncontrolling interest	(4.4)	(5.6)	(11.4)	(16.1)
Deferred income taxes	(80.2)	15.8	(99.9)	(5.0)
Provision (benefit) for taxes on income	6.9	2.9	(19.9)	36.0
Interest expense, net of interest income	168.2	214.6	494.2	616.7
Changes in assets and liabilities, net of provision for losses on doubtful accounts	171.1	(196.0)	526.3	55.5
EBITDA	$796.2	$889.4	$2,021.3	$2,503.8

	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,	September 30,
	2009	2009	2008	2008	2008	2007	2007
NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT
Corporate Debt
Debt, less:	$10,348.4	$9,795.8	$10,972.3	$12,844.2	$12,693.8	$11,960.1	$13,035.0
U.S Fleet Debt and Pre-Acquisition Notes	3,546.2	3,370.2	4,254.5	4,745.8	4,698.0	4,603.5	5,099.6
International Fleet Debt and other facilities	1,843.0	1,556.0	1,871.4	2,470.7	2,765.9	2,228.0	2,487.4
Fleet Financing Facility	144.6	144.5	149.3	154.2	158.1	170.4	166.3
Canadian Fleet Financing Facility	126.8	53.0	111.6	268.7	245.0	155.4	272.7
Fleet Debt	$5,660.6	$5,123.7	$6,386.8	$7,639.4	$7,867.0	$7,157.3	$8,026.0
Corporate Debt	$4,687.8	$4,672.1	$4,585.5	$5,204.8	$4,826.8	$4,802.8	$5,009.0

Corporate Restricted Cash
Restricted Cash, less:	$404.7	$188.5	$731.4	$514.0	$161.4	$661.0	$430.2
Restricted Cash Associated with Fleet Debt	(282.5)	(95.3)	(557.2)	(288.2)	(58.4)	(573.1)	(390.0)
Corporate Restricted Cash	$122.2	$93.2	$174.2	$225.8	$103.0	$87.9	$40.2

Net Corporate Debt
Corporate Debt, less:	$4,687.8	$4,672.1	$4,585.5	$5,204.8	$4,826.8	$4,802.8	$5,009.0
Cash and Equivalents	(926.7)	(570.9)	(594.3)	(731.5)	(811.4)	(730.2)	(397.3)
Corporate Restricted Cash	(122.2)	(93.2)	(174.2)	(225.8)	(103.0)	(87.9)	(40.2)
Net Corporate Debt	$3,638.9	$4,008.0	$3,817.0	$4,247.5	$3,912.4	$3,984.7	$4,571.5

Net Fleet Debt
Fleet Debt, less:	$5,660.6	$5,123.7	$6,386.8	$7,639.4	$7,867.0	$7,157.3	$8,026.0
Restricted Cash Associated with Fleet Debt	(282.5)	(95.3)	(557.2)	(288.2)	(58.4)	(573.1)	(390.0)
Net Fleet Debt	$5,378.1	$5,028.4	$5,829.6	$7,351.2	$7,808.6	$6,584.2	$7,636.0

Total Net Debt	$9,017.0	$9,036.4	$9,646.6	$11,598.7	$11,721.0	$10,568.9	$12,207.5

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)
Car rental revenue per statement of operations (b)	$1,724.9	$1,946.1	$4,436.7	$5,340.0
Non-rental rate revenue (c)	(219.6)	(262.8)	(590.6)	(740.2)
Foreign currency adjustment	(34.0)	(90.4)	(16.7)	(257.0)
Rental rate revenue	$1,471.3	$1,592.9	$3,829.4	$4,342.8
Transactions days (in thousands)	33,456	35,525	89,293	99,041
Rental rate revenue per transaction day (in whole dollars)	$43.98	$44.84	$42.89	$43.85

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)
Equipment rental revenue per statement of operations	$280.3	$432.9	$836.4	$1,286.8
Equipment sales and other revenue	(26.3)	(44.8)	(82.2)	(137.4)
Foreign currency adjustment	(5.1)	(13.4)	(3.3)	(46.2)
Rental and rental related revenue	$248.9	$374.7	$750.9	$1,103.2

(a)  Based on 12/31/08 foreign exchange rates.

(b)  Includes U.S. off-airport revenues of $277.1 million and $279.9 million for the three months ended September 30, 2009 and 2008, respectively, and $722.8 million and $758.2 million for the nine months ended September 30, 2009 and 2008, respectively.

(c)  Consists of domestic revenues of $149.4 million and $185.8 million and international revenues of $70.2 million and $77.0 million for the three months ended September 30, 2009 and 2008, respectively, and domestic revenues of $411.0 million and $528.8 million and international revenues of $179.6 million and $211.4 million for the nine months ended September 30, 2009 and 2008, respectively.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED

AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Last Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2009	2009	2008

Loss before income taxes	$(1,549.8)	$(103.6)	$(1,446.2)
Depreciation, amortization and other purchase accounting	2,235.5	1,642.1	593.4
Interest, net of interest income	722.7	494.2	228.5
Impairment charges	1,168.9	—	1,168.9
Noncontrolling interest	(16.0)	(11.4)	(4.6)
EBITDA	2,561.3	2,021.3	540.0
Adjustments:
Car rental fleet interest	(357.5)	(229.0)	(128.5)
Car rental fleet depreciation	(1,664.6)	(1,220.6)	(444.0)
Non-cash expenses and charges	164.6	118.4	46.2
Non-cash expenses and charges to arrive at LTM (a)	(3.5)	—	—
Extraordinary, unusual or non-recurring gains and losses	173.8	70.6	103.2
Corporate EBITDA	874.1	760.7	116.9
Equipment rental maintenance capital expenditures, net	(309.1)	(228.8)	(80.3)
Non-fleet capital expenditures, net	(43.5)	(45.1)	1.6
Changes in working capital	43.9	(271.4)	315.3
Changes in other assets and liabilities	54.2	336.8	(282.6)
Changes in other assets and liabilities to arrive at LTM (a)	3.5	—	—
Unlevered pre-tax cash flow (b)	623.1	552.2	70.9
Corporate net cash interest	(311.8)	(223.0)	(88.8)
Corporate cash taxes	(31.5)	(20.7)	(10.8)
Levered after-tax cash flow before fleet growth (b)	279.8	308.5	(28.7)
Equipment rental fleet growth capital expenditures	500.3	285.2	215.1
Car rental net fleet equity requirement	(171.5)	(415.6)	244.1
Levered after-tax cash flow after fleet growth (b)	$608.6	$178.1	$430.5

Table 8 (pg. 2)

	Last Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2008	2008	2007

Income before income taxes	$144.6	$63.3	$81.3
Depreciation, amortization and other purchase accounting	2,403.2	1,839.9	563.3
Interest, net of interest income	830.8	616.7	214.1
Noncontrolling interest	(21.4)	(16.1)	(5.3)
EBITDA	3,357.2	2,503.8	853.4
Adjustments:
Car rental fleet interest	(429.3)	(322.2)	(107.1)
Car rental fleet depreciation	(1,815.4)	(1,399.7)	(415.7)
Non-cash expenses and charges	96.9	69.6	27.3
Non-cash expenses and charges to arrive at LTM (a)	(2.9)	—	—
Extraordinary, unusual or non-recurring gains and losses	162.0	134.7	27.3
Corporate EBITDA	1,368.5	986.2	385.2
Equipment rental maintenance capital expenditures, net	(310.7)	(232.0)	(78.7)
Non-fleet capital expenditures, net	(130.4)	(106.5)	(23.9)
Changes in working capital	(146.5)	(323.1)	176.6
Changes in other assets and liabilities	(322.2)	(288.3)	(33.9)
Changes in other assets and liabilities to arrive at LTM (a)	2.9	—	—
Unlevered pre-tax cash flow (b)	461.6	36.3	425.3
Corporate net cash interest	(368.8)	(269.5)	(99.3)
Corporate cash taxes	(32.5)	(22.6)	(9.9)
Levered after-tax cash flow before fleet growth (b)	60.3	(255.8)	316.1
Equipment rental fleet growth capital expenditures	293.3	277.6	15.7
Car rental net fleet equity requirement	(29.6)	(284.6)	255.0
Levered after-tax cash flow after fleet growth (b)	$324.0	$(262.8)	$586.8

(a)               Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

(b)              Amounts include the effect of fluctuations in foreign currency.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions)

Unaudited

TOTAL NET CASH FLOW

	Three	Three	Nine	Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Net cash provided by operating activities	$608.8	$921.2	$1,307.2	$1,929.9
Net cash used in investing activities	(926.8)	(1,399.1)	(843.8)	(2,892.0)
Net change in restricted cash	213.2	355.5	(330.6)	(146.1)
Payment of financing costs	(34.1)	(23.3)	(40.9)	(33.8)
Payment of debt offering costs	(0.3)	—	(15.3)	—
Proceeds from exercise of stock options	2.1	1.2	4.8	6.8
Proceeds from employee stock purchase plan	0.4	—	1.8	—
Distributions to noncontrolling interest	(3.9)	(7.0)	(11.9)	(13.0)
Proceeds from sale of stock and conversion feature on debt	200.1	—	646.9	—
Proceeds from disgorgement of stockholder short-swing profits	—	—	—	0.1
Cash overdraft reclass	11.3	(6.2)	(14.6)	(25.8)

Total net cash flow	$70.8	$(157.7)	$703.6	$(1,173.9)

	Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2009	2009	2008

Net cash provided by operating activities	$1,921.5	$1,307.2	$614.3
Net cash provided by (used in) investing activities	139.9	(843.8)	983.7
Net change in restricted cash	(112.7)	(330.6)	217.9
Payment of financing costs	(68.3)	(40.9)	(27.4)
Payment of debt offering costs	(15.3)	(15.3)	—
Proceeds from exercise of stock options	4.8	4.8	—
Proceeds from employee stock purchase plan	1.8	1.8	—
Distributions to noncontrolling interest	(23.1)	(11.9)	(11.2)
Proceeds from sale of stock and conversion feature on debt	646.9	646.9	—
Cash overdraft reclass	(24.9)	(14.6)	(10.3)

Total net cash flow	$2,470.6	$703.6	$1,767.0

	Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2008	2008	2007

Net cash provided by operating activities	$2,723.6	$1,929.9	$793.7
Net cash provided by (used in) investing activities	(2,175.4)	(2,892.0)	716.6
Net change in restricted cash	83.8	(146.1)	229.9
Payment of financing costs	(49.4)	(33.8)	(15.6)
Proceeds from exercise of stock options	8.1	6.8	1.3
Distributions to noncontrolling interest	(20.7)	(13.0)	(7.7)
Proceeds from disgorgement of stockholder short-swing profits	0.1	0.1	—
Cash overdraft reclass	(14.9)	(25.8)	10.9

Total net cash flow	$555.2	$(1,173.9)	$1,729.1

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ October 29, 2009 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Corporate EBITDA and Corporate EBITDA Retention

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz’s senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.  Corporate EBITDA retention is calculated as one minus the year over year change in Corporate EBITDA divided by the year over year change in revenue; see Table 3 for amounts utilized in the calculation.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of Hertz’s material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires the maintenance of a specified consolidated leverage ratio and a consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning September 30, 2006, reflecting the four quarter period ending thereon. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of September 30, 2009, we performed the calculations associated with the above noted financial covenants and determined that Hertz is in compliance with such covenants.

2. Adjusted Pre-Tax Income and Profit Retention

Adjusted pre-tax income is calculated as income before income taxes and noncontrolling interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax profit retention is calculated as one minus the year over year change in adjusted pre-tax income divided by the year over year change in revenue; see Table 3 for amounts utilized in the calculation.  Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2009 and 2008) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for 2009, 407.7 million which represents the actual diluted weighted average number of shares outstanding for the year ended December 31, 2008 plus 85 million shares offered in the 2009 common stock offerings and for 2008, the actual diluted weighted average number of shares outstanding for the year ended December 31, 2007 of 325.5 million. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue,  Rental Rate Revenue Per Transaction Day and Rental Rate Revenue Per Transaction

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency.  Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.  These statistics are important to management and investors as they represents the best measurements of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).   Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth

Same store revenue growth represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and noncontrolling interest). Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Levered After-Tax Cash Flow After Fleet Growth

Levered after-tax cash flow after fleet growth is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Levered after-tax cash flow after fleet growth is important to management and investors as it represents the funds available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of senior notes issued prior to the acquisition of all of Hertz’s common stock on December 21, 2005; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; our 5.25% Convertible Senior Notes and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

16. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  Fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, Capital Leases relating to revenue earning equipment that are outside the International Fleet Debt Facilities, the International ABS Fleet Financing Facility, the Belgian Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility and the pre-Acquisition ABS Notes. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.

19. Total Net Cash Flow

Total net cash flow is calculated as the change in the debt balances less the change in cash and equivalents and restricted cash, adjusted for the effects of foreign currency.  Total net cash flow is important to management, investors and rating agencies as it represents funds available to grow our fleet or reduce our debt.

20. Total Net Cash Flow Yield

Total net cash flow yield is calculated as total net cash flow divided by the pro forma diluted number of shares outstanding during the period (407.7 million in 2009 and 325.5 million in 2008) as a percentage of the average stock price for the period ($6.43 for the twelve months ended September 30, 2009 and $13.35 for the twelve months ended September 30, 2008).  Total net cash flow yield is important to management, investors and ratings agencies as it represents the relative movements between total net cash flow and our stock price.